deeproot Growth Runs Deep Fund, LLC
Application & Subscription Agreement

deeproot
8200 IH-10 West, Suite 600
San Antonio, Texas 78230
Tele: (888) 316-2935
Fax: (888) 316-2782

SECTION A: OWNERSHIP TYPE

- ❑ NQ - INDIVIDUAL (1 Only)
- ❑ NQ - JOINT TENANT WITH RIGHT OF SURVIVORSHIP (1 & 2)
- ❑ NQ - JOINT TENANTS IN COMMON (1 & 2)
- ❑ NQ - UGMA, UTMA or Custodial (1 & 2)
- ❑ NQ - TRUST / ENTITY (1 & 3 – 2 is optional)
- ❑ QUALIFIED - IRA / ROTH / SEP (1 &4)

Advisor Number: ______________________

Account Number: ______________________
Internal Use Only

1 Individual • Trustee • Officer • UGMA/UTMA Custodian

First ____________ MI ______ Physical ______________________

Last ____________ Suffix ______ ______________, ______ ______

Sex ______ Marital ____________ Mailing ______________________

DOB ____________ SSN ____________ ______________, ______ ______

Driver's License (State/#) ______________ Home Phone (____) ______ - ________

Nationality ______________ Mobile Phone (____) ______ - ________

❑ Individual ❑ Husband ❑ Trustee ❑ Officer ❑ Custodian Email Address ______________________

2 Joint • Trustee • Officer • UGMA/UTMA Minor

First ____________ MI ______ Physical ______________________

Last ____________ Suffix ______ ______________, ______ ______

Sex ______ Marital ____________ Mailing ______________________

DOB ____________ SSN ____________ ______________, ______ ______

Driver's License (State/#) ______________ Home Phone (____) ______ - ________

Nationality ______________ Mobile Phone (____) ______ - ________

❑ Joint Individual ❑ Wife ❑ Trustee ❑ Officer ❑ Minor Email Address ______________________

3 Trust • Entity

❑ Revocable Trust ❑ Irrevocable Trust ❑ Corporation ❑ LLC ❑ LLP ❑ General Partnership ❑ Limited Partnership ❑ Other

Entity Name ______________________ Address ______________________

Trust/ Entity Creation Date ______________ ______________, ______ ______

Situs State ______ EIN ____ - ____________ Office (____) ______ - ________

Fax (____) ______ - ________

4 Traditional IRA • ROTH • SEP • Qualified Plan

Custodian for qualified accounts: HORIZON TRUST

Mailing
P.O. Box 19305
Albuquerque, NM 87119

Physical
2501 Yale Blvd SE, Ste. 304
Albuquerque, NM 87106

Phone: (888) 205-6036

Important guidelines:

- Checks/transfers must be made payable to 'Horizon Trust FBO *Your_Name* IRA'
- A 5305 SEP Plan Agreement form is required for SEP accounts
- All *qualified account* set-up & annual fees are paid by **deeproot Funds** provided you maintain a combined minimum $5,000 balance in your **deeproot Funds** accounts; otherwise your account(s) will be charged $350 per year.

Select Type: ❑ Traditional IRA ❑ ROTH ❑ SEP

- ❑ Traditional IRA or ROTH Contribution (Year: __________)
- ❑ SEP Contribution (current year only)
- ❑ Rollover (60 Day IRA Rollover from Traditional/ROTH/SEP) *
- ❑ Direct Transfer/Rollover (from Traditional/ROTH/SEP) *
- ❑ ROTH Conversion *
- ❑ Recharacterized Contribution or Transfer *
- ❑ Inherited (Stretch) IRA *

* Irrevocable Election

Select One if Over 70-½ this Year

- ❑ I have already taken my RMD this year.
- ❑ I will take my RMD from another qualified account I own.
- ❑ The funds are from an IRA Owner who died this year.

SECTION B: RENEWABLE PERIOD & PRINCIPAL AMOUNT

See Funding Procedures Addendum Page

RENEWABLE PERIOD

❑ 3 Year, 6%

❑ 5 Year, 7%

NON-QUALIFIED ACCOUNTS

INITIAL AMOUNT $ ____________________

FUNDS AVAILABLE
❑ Now ❑ On: ________________

QUALIFIED ACCOUNTS

CONTRIBUTION AMOUNT $ ____________________
ROLLOVER AMOUNT $ ____________________
DIRECT TRANSFER AMOUNT $ ____________________

FUNDS AVAILABLE
❑ Now ❑ On: ________________

SECTION C: SUITABILITY

MANDATORY FOR PRIMARY HOLDER

Education (check all that apply)
❑ H.S. Diploma or G.E.D. ❑ Associates Degree ❑ Bachelors Degree ❑ Masters Degree ❑ JD, MD, PhD

Prior Investment Experience (check all that apply)
❑ Bank Account ❑ CD ❑ Stocks ❑ Bonds ❑ Mutual Funds ❑ Hedge Funds
❑ REIT ❑ Real Estate ❑ Annuities ❑ Commodities ❑ Options ❑ Life Insurance

Overall Risk Tolerance (check only one)
❑ Very Conservative ❑ Conservative ❑ Moderate ❑ Aggressive ❑ Very Aggressive

Financial Objectives from this Investment (check all that apply)
❑ Growth Rate ❑ Growth, Followed by Income ❑ Tax-Deferred Growth ❑ Liquidity ❑ Guarantees Provided

Employment (check only one)
❑ Employed ❑ Self-Employed ❑ Retired ❑ Unemployed

Income & Expenses (check only one, per section)

Net Worth (Excluding Primary Residence and Life Insurance)
❑ < $100,000 ❑ $100,000 - $250,000 ❑ $250,000 - $500,000 ❑ $500,000 - $750,000 ❑ > $1,000,000

Current Annual Income
❑ < $40,000 ❑ $40,000 - $75,000 ❑ $75,000 - $150,000 ❑ > $150,000

Percentage of Investment to Total Assets
❑ 0-25% ❑ 25-50% ❑ 50-75% ❑ > 75%

Do you anticipate any significant changes to your income over the initial term?
❑ No Change ❑ Will Increase ❑ Will Decrease

Do you anticipate any significant changes to your expenses over the initial term?
❑ No Change ❑ Will Increase ❑ Will Decrease

Liquid or Emergency Assets Available (after this investment)
❑ None ❑ < $5,000 ❑ $5,000 - $10,000 ❑ $10,000 - $25,000 ❑ $25,000 - $50,000 ❑ > $50,000

Decision Making (check only one)
❑ I rely on an investment advisor or professional for all my investment decisions.
❑ I consult with an investment advisor or professional, but make my own investment decisions.
❑ I rely on my own investment knowledge and skill-set to make my own investment decisions.

Liquidity Needs (check only one)
❑ I will need access to all of this money during the initial term.
❑ I might need access to some of this money during the initial term.
❑ I do not need access to any of this money during the initial term.

Suitability Acknowledgements (must initial each)

____________ I understand that there is no liquidity permitted during the term of this investment, without fees/penalties.
____________ I understand that if I am investing an IRA, I must take any RMD on this IRA from other IRA account(s).
____________ Do you understand that if you die, your heirs are subject to the same withdrawal rights as if you were alive?

deeproot Growth Runs Deep Fund, LLC
Application & Subscription Agreement

SECTION D: BENEFICIARY ELECTIONS

I designate that upon my death, the assets in this account be paid to the beneficiaries named below. The interest of any beneficiary that predeceases me terminates completely, and the percentage share of any remaining beneficiaries will be increased on a pro rata basis. If no beneficiaries are named, my estate will be my beneficiary. **You may not designate beneficiaries if your ownership is Trust or Entity.**

PRIMARY BENEFICIARIES *(The total percentage designated must equal 100%.)*

Name ______________________
Address ______________________
City/State/ZIP ______________________
Date of Birth __________ Relationship __________
Tax ID *(SSN/TIN)* __________ Percent Designated __________

Name ______________________
Address ______________________
City/State/ZIP ______________________
Date of Birth __________ Relationship __________
Tax ID *(SSN/TIN)* __________ Percent Designated __________

Name ______________________
Address ______________________
City/State/ZIP ______________________
Date of Birth __________ Relationship __________
Tax ID *(SSN/TIN)* __________ Percent Designated __________

Name ______________________
Address ______________________
City/State/ZIP ______________________
Date of Birth __________ Relationship __________
Tax ID *(SSN/TIN)* __________ Percent Designated __________

CONTINGENT BENEFICIARIES *(The total percentage designated must equal 100%.) (The balance in the account will be payable to these beneficiaries if all primary beneficiaries have predeceased the last investor to die.)*

Name ______________________
Address ______________________
City/State/ZIP ______________________
Date of Birth __________ Relationship __________
Tax ID *(SSN/TIN)* __________ Percent Designated __________

Name ______________________
Address ______________________
City/State/ZIP ______________________
Date of Birth __________ Relationship __________
Tax ID *(SSN/TIN)* __________ Percent Designated __________

Name ______________________
Address ______________________
City/State/ZIP ______________________
Date of Birth __________ Relationship __________
Tax ID *(SSN/TIN)* __________ Percent Designated __________

Name ______________________
Address ______________________
City/State/ZIP ______________________
Date of Birth __________ Relationship __________
Tax ID *(SSN/TIN)* __________ Percent Designated __________

❑ *Check here if additional beneficiaries are listed on an attached addendum.* Total number of addendums attached to this Application ______

MARITAL CONSENT STATUS
(REQUIRED FOR ALL ACCOUNTS WHERE SPOUSE IS NOT A JOINT ACCOUNT HOLDER OR 100% PRIMARY BENEFICIARY)

❑ **I Am Not Married –** I understand that if I become married in the future, I should review the requirements for spousal consent.
❑ **I Am Married –** I understand that if I choose to designate a primary beneficiary other than or in addition to my spouse, my spouse should sign below.

I am the spouse of the above-named NQ or IRA owner. I acknowledge that I have received a fair and reasonable disclosure of my spouse's property and financial obligations. Because of the important tax consequences of giving up my interest in this NQ/IRA, I have been advised to see a tax professional.

I hereby give the NQ/IRA owner my interest in the assets or property deposited in this account and consent to the beneficiary designation indicated above. I assume full responsibility for any adverse consequences that may result.

X ______________________ ______________
Signature of Spouse Date *(mm/dd/yyyy)*

X ______________________ ______________
Signature of Witness Date *(mm/dd/yyyy)*

SECTION E: CUSTODIAL AGREEMENTS & INVESTMENT DIRECTION (IRA/ROTH/SEP/QUALIFIED ACCOUNTS ONLY)

If you are opening a qualified account (*i.e.* Traditional IRA, Roth, SEP, Rollover, etc.), you must initial that you have received the following three documents, that you have read and been provided the opportunity to ask and receive questions concerning them, and that you are voluntarily proceeding with this Application and Subscription Agreement under the terms and provisions therein. If you are initiating a direct transfer, then you also need to fill out and submit the IRA TO IRA TRANSFER form. If you are converting a non-ROTH IRA to a ROTH IRA, you need to fill out and submit the ROTH CONVERSION form.

__________ INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT AGREEMENT & IRA FINANCIAL DISCLOSURE WORKSHEET (Form 5305-A / Form 5305-SEP / Form 5305-RA)

__________ HORIZON TRUST – SELF DIRECTED ACCOUNT AGREEMENT

__________ LIMITED ACCOUNT ACCESS FORM (Original must be returned to us)

I understand that my IRA account is being designated as a self-directed account, and I alone am responsible for the selection, due diligence, management, review and retention of all investments in my account. I agree that Horizon Trust Company as Custodian is not a "fiduciary" for my account, as the term is defined by in the Internal Revenue Code, ERISA or any other applicable federal, state or local laws. Therefore, I hereby direct the Custodian, in a passive capacity, to enact this transaction for my account, in accordance with my agreement. I have read and received all pertinent information relating to one or more Life Settlement Policy(ies) and direct Custodian to immediately transfer the indicate sums (or rollovers or transfers upon receipt) to Policy Services, Inc. for placement.

Please choose a 4 digit PIN Code

☐ ☐ ☐ ☐

____

Investor Signature Date

SECTION F: ADMINISTRATIVE ASSIGNMENT NOTICE

All payments and withdrawals, all communication, administrative and other functions concerning the **deep**root Growth Runs Deep Fund, LLC are assigned and will be administered by **deep**root Funds, LLC.

SECTION G: SUBSCRIPTION AGREEMENT

This Subscription Agreement is between **deep**root Growth Runs Deep Fund, LLC (the "Company") and the person executing this Application and Subscription Agreement (in the entirety, "Agreement") as an Investor of the securities ("Investor").

1 - General. This Agreement sets forth the terms under which Investor will purchase debentures from the Company. This Subscription Agreement is one of a limited number of subscriptions for Debentures offered to a limited number of suitable Investors on behalf of the Company. Execution of this Agreement by the Investor shall constitute confirmation of Investor's offer to purchase the Debentures in the amount and on the terms and conditions specified herein. The Company shall have the right to reject such subscription offer or, by executing a copy of this Agreement, to accept such offer. If Investor's subscription is accepted, the Company will execute a copy of this Agreement and return it to Investor along with a duly authenticated Note Certificate.

2 - Subscription Amount and Payment. Investor hereby subscribes for and agrees to purchase the Principal Amount for the marked Renewable Term as indicated in Section B herein.

3 - Description of Offering. The Company will be offering up to $50,000,000 aggregate principal amount of 3 Yr-6% and 5 Yr-7% Debentures (the "Offering"). The Offering will be continuous due to the renewable nature of the Debentures.

4 - Subscriptions and Closing. Investor agrees that this subscription is and shall be irrevocable by the Investor, but that the Investor's obligation hereunder will terminate if not accepted by the Company. The Company expressly reserves the right to refuse to accept the subscription provided in this Agreement.

5 - Covenants of the Company. The Company covenants and agrees that the Company shall cause to be furnished to the Investor as soon as practicable after the end of each fiscal year of the Company, and in any event within 120 days after the end of each fiscal year, statements of income, retained earnings and changes in financial condition of the Company for such year, and a balance sheet of the Company as of the end of such year, setting forth in each case, in comparative form, corresponding figures for the period covered by the preceding annual audit and as of the end of the preceding fiscal year, examined by independent public accountants selected by the Company.

6 - Indemnification. Investor agrees to indemnify, defend and hold harmless the Company, its officers, directors, employees and agents from and against any liability, claim, loss or expense, including without limitation reasonable attorneys' fees, if the Investor, alone or with others, defaults in or has misrepresented any of its foregoing representations or warranties.

7 - Miscellaneous. This Agreement, any amendments or replacements hereof, and the legality, validity and performance of the terms hereof, shall be governed by and enforced, determined and construed in accordance with the laws of the State of Texas applicable to contracts, transactions and obligations entered into and to be performed in Texas. Furthermore, this Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors administrators, legal representatives, successors and assigns of the parties hereto. Investor may not assign any of Investor's rights or interests in and under this Agreement without the prior written consent of the Company, and any attempted assignment without such consent shall be void and without affect.

8 - Construction. When the context requires, singular nouns and pronouns include the plural.

deeproot Growth Runs Deep Fund, LLC
Application & Subscription Agreement

9 - Investor's Representations and Warranties. By the respective initials, Investor represents, warrants and covenants to the Company as follows:

i. ______ ______ I (we) have received a copy of the Prospectus dated __________, 2014, including all Exhibits thereto, and am (are) familiar with the contents thereof and understand the information and related assumptions therein.

ii. ______ ______ I (we) are acquiring the Debentures subscribed for herein solely based upon the information contained in the Prospectus and this Agreement and not upon reliance on any other information or representation communicated to me (us).

iii. ______ ______ I (we) have such knowledge and experience in business and financial matters, that I (we) am (are) capable of evaluating the Company and the proposed activities thereof, that the risks and merits of this prospective investment are suitable for me (us) by and through our assertions in Section C.

iv. ______ ______ Unless the following professional designation is made, I (we) assert that I (we) have not received outside professional advice in evaluating the Company and the proposed activities thereof and have waived such right by evaluating the risks and merits of this prospective investment myself (ourselves). However, if the following professional designation is made and I (we) may have received professional advice, I (we) have nonetheless evaluated the risks and merits of this prospective investment myself (ourselves). Furthermore I (we) have received a written statement from my (our) purchaser representative in which is disclosed (1) his/her relationship, if any, with the Company and/or to the individual presenting this program, which has existed at any time during the previous two years and compensation received or to be received as a result of such relationship, and (2) his/her education, experience and knowledge in financial and business matters which enables him/her to evaluate the relative merits and risks of an investment in the Company. It is my (our) responsibility to ask for and receive such written statement.

Professional: ______________________________
Entity (if any): ______________________________
Address: ______________________________
____
Occupation: ______________________________
Licenses (if any): ______________________________

v. ______ ______ I (we) have previously been advised that I (we) would have an opportunity to review all the pertinent facts concerning the Company, and to obtain any additional information which I (we) might request, to the extent possible or obtainable, without unreasonable effort and expense, in order to verify the accuracy of the information presented to us by the Company.

vi. ______ ______ I (we) affirm that I (we) understand the liquidity provisions of this Debenture. I (we) understand that we may not take a withdrawal from the 3 Yr – 6% debenture. I (we) further understand the consequences and penalties of requesting an Early Withdrawal from the 5 Yr – 7% debenture. I (we) further affirm that I am (we are) able to leave the invested principal for the indicated renewable period without need for a lump-sum withdrawal.

vii. ______ ______ I (we) affirm that if I (we) do not provide written notice my (our) intent to withdraw the full Principal and accrued interest of my (our) Debenture during the sixty (60) day period before the Maturity Date, that my (our) Debenture will be automatically renewed for the same period term at the then current rate & terms.

viii. ______ ______ I (we) affirm that we understand the rules and terms that prohibit or [if applicable] govern the control and disposition of Principal and accrued interest upon the death of one (or more) Investors. I (we) further affirm that the Company retains the right to request any documentation necessary to confirm a death or the qualification of a successor or beneficiary, and absent a court order, retains the sole and absolute discretion of permitting such successor or beneficiary to assume the Decedent Investor's powers or interest(s).

ix. ______ ______ I (we) have been advised to consult with my (our) attorney regarding legal matters concerning the Company and my (our) tax advisor regarding the tax consequences of participating in the Debentures.

x. ______ ______ I (we) understand there is no market for the Debentures and that none may develop and, therefore, that I (we) must bear the economic risks of the investment for an indefinite period of time.

xi. ______ ______ I (we) represent that I (we) am (are) the sole party in interest as to my (our) participation in and commitment to the Company and am (are) acquiring the Debentures solely for investment for my (our) own account, have no present agreement, understanding, arrangement or intent to subdivide, sell, assign, transfer or otherwise dispose of all or any part of my (our) Debentures to any other person, do not have in mind any sale of my (our) Debentures either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance, have no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of my (our) Debentures, and am (are) not aware of any circumstance presently in existence which are likely in the future to prompt a disposition of the Debentures.

xii. ______ ______ I (we) understand the speculative nature of this investment, and should the Company not be successful I (we) could lose my (our) entire investment in the Company. I (we) hereby affirm that I (we) am (are) in a financial position to handle such a loss.

xiii. ______ ______ I (we) hereby agree to indemnify the Company and hold the Company harmless from and against any and all liability damage, cost or expense incurred on account of or arising out of:

(i) any inaccuracy in my (our) declarations, representations, and covenants herein above set forth;

(ii) the disposition of any of the Debentures which I (we) will receive, contrary to my (our) foregoing declarations, representations, and covenants; and/or

(iii) any action, suit, or proceeding based upon (1) the claim that said declarations, representations, and covenants were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or (2) the disposition of any of the Debentures or any part thereof.

xiv. ______ ______ I (we) understand that any communication or administrative functions of the Company shall be handled by and through **deep**root Funds, LLC ("**deep**root Funds") as the assignee administrator of all aspects and functions of any interest(s) I (we) hold under Section F herein.

deeproot Growth Runs Deep Fund, LLC
Application & Subscription Agreement

SECTION H: ACKNOWLEDGMENTS & EXECUTION

IF YOU ARE OPENING AN IRA OR QUALIFIED PLAN: I understand the eligibility requirements for the type of IRA deposit I am making, and I state that I do qualify to make the deposit. I have received a copy of the IRA Application, the 5305-A Custodial Account Agreement, the Financial Disclosure, and the Disclosure Statement. I understand that the terms and conditions that apply to this IRA are contained in this Application and the Custodial Account Agreement. I agree to be bound by those terms and conditions. Within seven days from the date I open this IRA I may revoke it without penalty by mailing or delivering a written notice to the custodian. I assume complete responsibility for: (i) determining that I am eligible for an IRA each year I make a contribution; (ii) ensuring that all contributions I make are within the limits set forth by the tax laws; and (iii) the tax consequences of any contributions (including rollover contributions) and distributions.

IN WITNESS WHEREOF, the Investor(s) hereto have understood, agreed and executed this deeproot Short-Term Fixed Rate Debenture Application and Subscription Agreement on the day, month and year so signed.

____
Investor Signature Date

____
Printed Name of Investor

____
Title of Investor (if applicable)

________ - ________ - ____________
SSN of Primary Investor

____
Investor Signature Date

____
Printed Name of Investor

____
Title of Investor (if applicable)



Color Copy or Photo of Driver's License(s) Required

Please enclose or email to contact@deeprootfunds.com

- -

ACCEPTED BY:

____
Officer, deeproot Growth Runs Deep Fund, LLC Date

____
Officer, deeproot Funds, LLC Date

____
Horizon Trust Company (*if qualified*) Date

Growth Runs Deep Fund Application Funding Procedures

KEEP FOR YOUR RECORDS

FUNDING PROCEDURES

If Investor is using **non-qualified funds**, please mail all completed forms to **deep**root **Funds**. If Investor is using a **qualified plan** for funding for this account, mail forms to **deep**root **Funds**, but send transfer forms and qualified funds to Horizon Trust. See below.

FOR NON-QUALIFIED ACCOUNTS
(Wire only – No checks accepted)

Bank Name:	Wells Fargo Bank, NA
Branch Address:	12003 Vance Jackson Rd. San Antonio, TX 78230
Branch Phone:	(210) 856-8507
Bank Routing No.	111900659
Account Name:	deeproot Funds
Account Address:	P.O. Box 691610 San Antonio, TX 78269-1610
Account Phone:	(888) 316-2935
Account No.:	9688682385
FBO/MEMO:	*Your Name [& Account #* (if known)]

FOR QUALIFIED ACCOUNTS

For contributions or 60-day rollovers, make your check payable to: "Horizon Trust FBO *Your_Name* IRA"

For direct transfers, please fill out and submit an IRA to IRA Transfer form.

For Roth conversions, please fill out and submit a Roth Conversion form.

Mailing Address	**Overnight Address**
Horizon Trust	Horizon Trust
P.O. Box 19305	2501 Yale Blvd SE, Ste. 304
Albuquerque, NM 87119	Albuquerque, NM 87106

PRIVACY POLICY

The **deep**root family of companies is committed to maintaining the confidentiality, integrity, and security of personal information about our current and prospective customers. Please note that certain details of this policy may depend on whether you deal with us through an investment professional or directly as an individual investor. Our privacy policies are reviewed annually. Our printed and online notices are then updated to reflect any changes.

How and why we obtain personal information

deeproot may use personal information about you to service and maintain your account; respond to inquiries from you or your representative; develop, offer, and deliver products and services; or to fulfill legal and regulatory requirements. **deep**root may collect public and non-public personal information about you from any of the following sources:

You or your representative on applications or forms.
Customer Service interactions from you or your representative regarding your preferences.
Information from other third-party data services.
Other sources with your consent or with the consent of your representative.

How we protect information about you and who we share information with

deeproot considers the protection of personal information to be a foundation of customer trust and a sound business practice. We employ physical, electronic and procedural controls and we regularly adapt these controls to respond to changing requirements and advances in technology. We restrict access to personal information to those who require it to develop, support, offer and deliver products and services to you. **deep**root does not share personal information about our customers with unaffiliated third parties for use in marketing their products and services. We may, as is necessary to conduct business, share personal information with your designated representative (and that representative's assigns), Horizon Trust Company, third party service providers, government agencies, other regulatory bodies and law enforcement officials, or other entities (the last only being with your consent or as directed by your representative).

Online Privacy

When you interact with us online websites **deep**root manages personal information in accordance with all of the practices and safeguards standard for the industry. Each **deep**root website has its own privacy policy that describes the privacy polices applicable.

deeproot provides experiences on social media platforms that enable online sharing and collaboration among users who have registered to use them. We may collect information you provide by interacting with us via social media, such as photographs, opinions, or Twitter handle. Any content you post, such as pictures, information, opinions, or any personal information that you make available to other participants on these social platforms, becomes part of the public domain and also subject to the terms of use and privacy policies of those platforms.